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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-81626, 333-85996, 333-118519, 333-120602, 333-122068, 333-131433, and 333-157458) of Digital River, Inc.,

  (2)
  Registration Statement (Form S-4 No. 333-122069) of Digital River, Inc. and in the related prospectus, and

  (3)
  Registration Statement (Form S-8 No. 333-67085, 333-79269, 333-36680, 333-47026, 333-53332, 333-69036, 333-101759, 333-105864, 333-130626, 333-150531, 333-161036 and 333-176083) pertaining to Digital River, Inc.;

of our reports dated February 27, 2014, with respect to the consolidated financial statements and schedule of Digital River, Inc. and the effectiveness of internal control over financial reporting of Digital River, Inc. included in this Annual Report (Form 10-K) of Digital River, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 27, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm